UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of	(Commission file number)	(IRS employer
incorporation)		identification No.)

5619 DTC Parkway—Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

By order dated September 21, 2006 (the “Order”), the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) authorized and approved Amendment No. 3 (the “Amendment”) to the Terms and Conditions of Employment between William T. Schleyer (“Mr. Schleyer”) and Adelphia Communications Corporation (the “Company”) executed on January 17, 2003, as amended on February 21, 2003 and March 10, 2003 (together with the Amendment and previous amendments, the “Amended Employment Agreement”).

The Amendment establishes March 31, 2007 (the “Schleyer Termination Date”) as the date of termination of Mr. Schleyer’s employment with the Company, unless such employment is extended by mutual agreement or terminated prior to such date.  The Amendment provides that should the effective date of a plan of reorganization for the Company or the date of commencement of liquidating distributions under chapter 7 of the Bankruptcy Code (the earlier of the two dates, “Emergence”) occur before the Schleyer Termination Date, Mr. Schleyer will immediately resign as Chief Executive Officer and Chairman of the board of directors of the Company and continue as a consultant to the Company until the Schleyer Termination Date.  Pursuant to the Amended Employment Agreement, after Emergence, the Company may terminate Mr. Schleyer’s employment as a consultant prior to the Schleyer Termination Date upon thirty days’ prior written notice.

The Amendment also provides that Mr. Schleyer shall be paid a bonus equal to 100% of his base salary for the period from July 31, 2006 until the Schleyer Termination Date (the “Bonus”).  By the terms of the Amendment, Mr. Schleyer shall be paid bi-weekly an amount equal to his prorated base salary and the Bonus.

The Amendment also entitles Mr. Schleyer to immediately receive a cash payment from the Company of $10.2 million by virtue of the consummation of the sale of substantially all of the Company’s assets to Time Warner NY Cable LLC and Comcast  Corporation (the “Sale Transaction”) in lieu of the grant of restricted shares that were to be awarded upon the Company’s emergence from bankruptcy as originally contemplated in his employment agreement, as amended through March 2003 (“2003 Employment Agreement”).  The 2003 Employment Agreement contemplated that Mr. Schleyer may be awarded a discretionary bonus of up to $5.1 million in stock of the reorganized Company post-emergence (the “Discretionary Equity Award”).  The Amendment provides that Mr. Schleyer is entitled to receive a cash payment from the Company of $5.1 million in lieu of the Discretionary Equity Award, which will be paid upon Emergence.

Pursuant to the Amendment the Company has paid Mr. Schleyer a severance payment in an amount equal to three times the sum of his base salary and target bonus, or $7.65 million.

The Order also authorized the Company to enter into and implement an extended Executive Vice President post-closing incentive program (the “Extended EVP Post-Closing Incentive Program”) that provides incentives for Brad Sonnenberg, the Company’s Executive Vice President and General Counsel, and Vanessa Wittman, the Company’s Executive Vice President and Chief Financial Officer (together, the “EVPs”), to remain employed by the Company after the period contemplated by the original post-closing incentive program.  The Order provides that the EVPs will participate in the Extended EVP Post-Closing Incentive Program and continue their employment with the Company from August 1, 2006 through December 31, 2006 (the “Post-Close Period”).  If the Company is required to file a Form 10-K, at the discretion of the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) appointed in the cases of the Company and substantially all of its domestic subsidiaries (the “Debtors”) under Chapter 11 of the Bankruptcy Code, the EVPs may continue to be employed by the Company from January 1, 2007 through March 31, 2007 (the “Extended Post-Close Period”).

The Extended EVP Post-Closing Incentive Program provides that EVPs employed during the Post-Close Period will receive a bonus (the “Post-Close Bonus”) equal to five months of EVP Adjusted Base Salary (defined as base salary, short-term incentive plan award opportunities at target and performance retention plan award opportunities at target), and EVPs employed during the Extended Post-Close Period will receive a bonus (the “Extended Post-Close Bonus”) equal to three months of EVP Adjusted Base Salary.  Pursuant to the Extended EVP Post-Closing Incentive Program, the Company or the administrator of the Debtors’ plan of reorganization (the “Plan Administrator”) (as applicable) may terminate one or both EVPs prior to the end of the Post-Close Period (or the end of the Extended Close Period, as applicable) only (a) for cause, (b) upon mutual agreement between the EVP and the Company (“Mutual Termination”), or (c) as a result of the EVP’s death or disability.  Following any termination of an EVP’s employment during the Post-Close Period or Extended Post-Close Period (as applicable), each EVP will be entitled to receive his or her accrued but unpaid EVP Adjusted Base Salary and benefits through the date of termination.  Following a Mutual Termination or termination for death or disability, an EVP will be entitled to receive his or her aggregate Post-Close Bonus (and Extended Post-Close Bonus, as applicable).  In the event that the Company or Plan Administrator seeks to terminate one or both EVPs without cause, and such termination is not a Mutual Termination, such EVP may be required to forego providing services to the Company, but will remain an employee of the Company and will still be entitled to receive his or her EVP Adjusted Base Salary and benefits through such period.

Pursuant to the Extended EVP Post-Closing Incentive Program, if the Effective Date (defined as the effective date of a plan of reorganization for substantially all of the Debtors) occurs prior to the end of the Post-Close Period (or the extended Post-Close Period, as applicable), the EVPs may elect to voluntarily terminate their employment (an “Effective Date Termination”).  Upon an Effective Date Termination, if requested by the Creditors’ Committee in its sole discretion and appropriate notice is given, the EVPs have agreed to remain available to consult for the Company for three months following the Effective Date Termination.  If an Effective Date Termination occurs, the EVPs are entitled to receive the pro rata share of the Post-Close Bonus and/or Extended Post-Close Bonus, as applicable, that relates to the period between August 1, 2006 and the date of the Effective Date Termination.  Pursuant to the EVP Post-Closing Incentive Program, if an EVP terminates his or her employment for “good reason” (other than an Effective Date Termination), he or she will be paid his or her aggregate Post-Close Bonus (and Extended Post-Close Bonus, as applicable) and his or her aggregate EVP Adjusted Base Salary from such termination through the end of the Post-Close Period (and Extended Post-Close Period, as applicable).  However, except in the event of an Effective Date Termination or termination for “good reason,” an EVP who voluntarily terminates his or her employment prior to the end of either the Post-Close Period or Extended Post-Close Period, as applicable, will forfeit any unpaid bonus amounts.

The Extended EVP Post-Closing Incentive Program also provides that 50% of an EVP’s Post-Close Bonus will be paid on the date that is the earlier of: (a) the end of the Post-Close Period; and (b) the effective date of a plan of reorganization for substantially all of the Debtors. The remaining 50% of each EVP’s Post-Close Bonus will be paid at the end of the Post-Close Period. The Extended EVP Post-Closing Program further provides that 100% of an EVP’s Extended Post-Close Bonus (if applicable) will be paid at the end of the Extended Post-Close Period.

The EVPs’ current employment agreements provide for the payment of severance upon a termination by the Company without cause. The Extended EVP Post-Closing Incentive Program provides that the EVPs will be entitled to receive such severance payment upon approval of the implementation of such program, and such severance payments, in the amounts of $.67 million for Mr. Sonnenberg and $1.24 million for Ms. Wittman, have been made.

The Order also authorized the Company to enter into and implement an extended employee post-closing incentive program (the “Extended Employee Post-Closing Incentive Program”) for approximately 45 senior managers (the “Key Managers”).  The Key Managers who are selected to participate in the Extended Employee Post-Closing Incentive Program (the “Participants”) shall participate in such program in lieu of participation in the previously approved post-closing incentive program. Each Participant shall be offered participation in the Extended Employee Post-Closing Incentive Program for an assigned period of time (the “EKERP Period”). The program provides that Participants shall be entitled to receive a bonus (the “EKERP Bonus”) equal to a percentage of their Adjusted Base Salary (defined as base salary, short-term incentive plan award opportunities at target and, if applicable, performance retention plan award opportunities at target). The bonus percentage and amount will increase for longer periods of employment with the Company. Specifically, Participants assigned an EKERP Period from August 1, 2006 through November 30, 2006 or earlier will receive a bonus equal to 50% of an amount equal to the aggregate Adjusted Base Salary for the period from August 1, 2006 through the earlier of the end of the

Participant’s EKERP Period or November 30, 2006. Participants assigned an additional EKERP Period from December 1, 2006 through April 30, 2007 or earlier will receive a bonus equal to 75% of an amount equal to the aggregate Adjusted Base Salary for the period from December 1, 2006 through the earlier of the end of such EKERP Period or April 30, 2007. Participants employed on or after May 1, 2007 will receive a bonus equal to 100% of an amount equal to the aggregate Adjusted Base Salary for the period from May 1, 2007 until the end of their assigned EKERP Period.

Pursuant to the Extended Employee Post-Closing Incentive Program, 50% of a Participant’s aggregate EKERP Bonus will be paid on the date that is the earlier of: (a) the end of the Participant’s EKERP Period; (b) the effective date of a plan of reorganization for substantially all of the Company; and (c) January 31, 2007. The remaining 50% of each Participant’s aggregate EKERP Bonus will be paid at the end of the Participant’s EKERP Period.  The Extended Employee Post-Closing Incentive Program provides that Participants who are terminated without cause prior to the end of their EKERP Period will be entitled to receive their aggregate EKERP Bonus on their date of termination and their aggregate Adjusted Base Salary through the end of their EKERP Period. However, Participants who voluntarily terminate their employment prior to the end of their EKERP Period will forfeit any unpaid EKERP Bonus amounts.

Under the Extended Employee Post-Closing Incentive Program, the CEO and EVPs will be authorized to award incremental awards (each, a “Discretionary EKERP Award”) in addition to EKERP Bonuses to up to ten Company employees. The Company has agreed to consult with the Creditors’ Committee prior to making any Discretionary EKERP Award greater than 50% of the applicable employee’s proposed aggregate EKERP Bonus.  Each Discretionary EKERP Award is also subject to the approval of the Plan Administrator.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected sources and uses of cash, income tax positions, indemnification obligations and any post-closing purchase price adjustments related to the Sale Transaction, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) and future course of the Company’s pending bankruptcy proceeding, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions, are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include the potential costs and impacts of the transactions and obligations associated with the Sale Transaction, whether and on what timetable a plan of reorganization under Chapter 11 of the Bankruptcy Code will be confirmed and consummated, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the sale of the Company’s assets and those discussed under Item 1A, “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 and in the Company’s Second Disclosure Statement Supplement, filed with the Bankruptcy Court on September 18, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com.  Information contained on the Company’s Internet website is not incorporated by reference into this report.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2006	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary